Exhibit 99.1

Ms. Ting Li Appointed to Biostage Board of Directors

Holliston, MA – November 7, 2018 - Biostage, Inc. (OTCQB: BSTG), a biotechnology company developing bioengineered organ implants to treat life-threatening conditions of the esophagus, bronchus, and trachea, today announced appointing Ms. Ting Li to its Board of Directors after her valuable role this year in securing funding for the Company, effective November 6, 2018.

Ms. Li brings over 20 years of investment banking experience, building relationships between customers and enterprises. Ms. Li is currently a managing partner at Donghai Securities Co., Ltd, a top asset management company in China, and also serves as the Vice President of the Jilin Enterprise Chamber of Commerce and advisor of the School of Continuing Education of Tsinghua University. Ms. Li holds a bachelor degree in accounting from China’s Changchun Taxation College in Changchun, Jilin Province, and a master’s degree in software engineering from Jilin University, also in Changchun.

Ms. Li commented, "I am honored and motivated to join the Biostage Board of Directors. The Company is working to bring a valuable medical technology to patients, especially children, in need of better solutions and outcomes. I believe my experience forging relationships between investors and enterprises will support Biostage’s access to the capital needed to support its strategy to bring its technology to China."

Biostage CEO Jim McGorry commented, “I and the other members of the company’s Board are pleased to welcome Ms. Li to the Biostage Board. Ms. Li’s experience building relationships between customers and investment institutions in the China securities industry will be invaluable as Biostage develops plans to expand our programs in the China market.”

About Biostage, Inc.

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to development expectations and regulatory approval of any of Biostage’s products, including those utilizing its Cellframe™ technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of Biostage’s products, including those utilizing its Cellframe™ technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, Biostage’s ability to obtain and maintain regulatory approval for its products; Biostage’s ability to expand into foreign markets, including China; plus other factors described under the heading "Item 1A. Risk Factors" in Biostage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 or described in its other public filings. Biostage’s results may also be affected by factors of which Biostage is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

Tom McNaughton

Chief Financial Officer

774-233-7300

tmcnaughton@biostage.com